UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 25, 2018

Date of Report (Date of earliest event reported)

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	62-1612879
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

100 North Point Center East, Suite 600 Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip code)

1-800-514-0186

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13e-4(c))

☐    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

Indenture for 6.875% Senior Notes Due 2026

On September 25, 2018, Schweitzer-Mauduit International, Inc. (“SWM” or the “Company”) closed its previously announced private offering of $350,000,000 of 6.875% senior notes due 2026 (the “Notes”). The Notes were sold in a private placement in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended, pursuant to a purchase agreement between the Company, certain subsidiaries of the Company and J.P. Morgan Securities LLC, as representative of the initial purchasers. The Notes will be guaranteed on a senior unsecured basis by each of the Company’s existing and future wholly-owned subsidiaries that is a borrower under or that guarantees obligations under the New Credit Agreement (as defined below) or that guarantees certain other indebtedness, subject to certain exceptions.

The Notes were issued pursuant to an Indenture (the “Indenture”), dated as of September 25, 2018, by and among the Company, the guarantors listed therein and Wilmington Trust, National Association, as trustee. The Indenture provides that interest on the Notes will accrue from September 25, 2018 and is payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2019, and the Notes mature on October 1, 2026.

The Company may redeem some or all of the Notes at any time on or after October 1, 2021, at the redemption prices set forth in the Indenture, together with accrued and unpaid interest, if any, to, but excluding, the redemption date. Prior to October 1, 2021, the Company may redeem some or all of the Notes at a price equal to 100% of the principal amount thereof, plus a “make-whole” premium as set forth in the Indenture, together with accrued and unpaid interest, if any, to, but excluding, the redemption date. The Company may redeem up to 35% of the original aggregate principal amount of the Notes on or prior to October 1, 2021 with the proceeds of certain equity offerings at a redemption price equal to 106.875% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to, but excluding, the redemption date. If the Company sells certain assets or consummates certain change of control transactions, the Company will be required to make an offer to repurchase the Notes, subject to certain conditions.

The Indenture contains certain covenants that, among other things, limit the Company’s ability and the ability of its restricted subsidiaries to incur additional indebtedness, make certain dividends, repurchase Company stock or make other distributions, make certain investments, create liens, transfer or sell assets, merge or consolidate and enter into transactions with the Company’s affiliates. Such covenants are subject to a number of important exceptions and qualifications set forth in the Indenture. The Indenture also contains certain customary events of default, including failure to make payments in respect of the principal amount of the Notes, failure to make payments of interest on the Notes when due and payable, failure to comply with certain covenants and agreements and certain events of bankruptcy or insolvency.

Credit Facility

On September 25, 2018, the Company entered into a $700,000,000 credit agreement (the “New Credit Agreement”), which replaces the Company’s existing senior secured credit facilities and provides for a five-year $500,000,000 revolving line of credit (the “Revolving Credit Facility”) and a seven-year $200,000,000 bank term loan facility (the “Term Loan Facility”). Subject to certain conditions, including the absence of a default or event of default under the New Credit Agreement, the Company may request incremental loans to be extended under the Revolving Credit Facility or the Term Loan Facility so long as the Company is in pro forma compliance with the financial covenants set forth in the New Credit Agreement and the aggregate of such increases does not exceed $400 million.

Borrowings under the Revolving Credit Facility will initially bear interest, at the Company’s option, at either (i) 1.75% in excess of a reserve adjusted London Interbank Offered Rate (“LIBOR”) or (ii) 0.75% in excess of an alternative base rate. Borrowings under the Term Loan Facility will initially bear interest, at the Company’s option, at either (i) 2.00% in excess of a reserve adjusted LIBOR rate or (ii) 1.00% in excess of an alternative base rate.

Under the terms of the New Credit Agreement, the Company will be required to maintain certain financial ratios and comply with certain financial covenants. In addition, borrowings and loans made under the New Credit Agreement will be secured by substantially all of the Company’s and the guarantors’ personal property, excluding certain customary items of collateral, and will be guaranteed by the Company’s existing and future wholly-owned material domestic subsidiaries and by SWM Luxembourg.

Also on September 25, 2018, the Company borrowed approximately $96.0 million under the Revolving Credit Facility and $200 million under the Term Loan Facility. The Company utilized these borrowings under the New Credit Agreement together with the net proceeds from the offering of the Notes to refinance all amounts outstanding under the Company’s senior secured credit facilities and to pay related fees and expenses.

The preceding description of the Indenture, the Notes and the New Credit Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Indenture, the Notes and the New Credit Agreement, which are filed as Exhibits 4.1 and 10.1 hereto, respectively, and incorporated into this report by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above and the full text of the Indenture and the New Credit Agreement, which are attached hereto as Exhibit 4.1 and Exhibit 10.1, respectively, are incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

4.1	Indenture, dated as of September 25, 2018, by and among Schweitzer-Mauduit International, Inc., the guarantors listed therein and Wilmington Trust, National Association (including the form of Note attached as an exhibit thereto).

10.1	Credit Agreement, dated September 25, 2018, between Schweitzer-Mauduit International, Inc., certain subsidiaries of the borrower from time to time party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, J.P. Morgan Chase Bank, N.A., Barclays Bank PLC, Merrill Lynch, Pierce, Fenner & Smith, Incorporated, SunTrust Robinson Humphrey, Inc. and AgFirst Farm Credit Bank as joint lead arrangers and Barclays Bank PLC, Merrill Lynch, Pierce, Fenner & Smith, Incorporated, SunTrust Robinson Humphrey, Inc. and AgFirst Farm Credit Bank as co-syndication agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Registrant)

By:	/s/ Andrew Wamser
Andrew Wamser
Executive Vice President and Chief Financial Officer

Dated: September 25, 2018

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